INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-19511, No. 33-38019, No. 33-19510, No. 33-63739, No. 33-67121
and No. 333-12737 on Form S-8 of II-VI Incorporated and subsidiaries of our reports dated August 8, 2001, appearing in and incorporated by reference in this Annual Report on Form 10-K of II-VI Incorporated and subsidiaries for the year ended June 30, 2001.


/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 27, 2001